Exhibit 10.1

Clifford Chance PARTNERSCHAFT MIT BESCHRÄNKTER BERUFSHAFTUNG

ANETTE SCHMID,

CHRISTIAN SCHMID

AND

PEGASUS DIGITAL MOBILITY ACQUISITION CORP.

FIRST AMENDMENT TO SHAREHOLDERS'

UNDERTAKING

FIRST AMENDMENT TO SHAREHOLDERS' UNDERTAKING

THIS FIRST AMENDMENT TO THE SHAREHOLDERS' UNDERTAKING (this "Amendment"), dated as of January 29, 2024 is by and among (i) Pegasus Digital Mobility Acquisition Corp., a Cayman Islands exempted company ("Pegasus"), (ii) Anette Schmid and (iii) Christian Schmid (collectively, the "Parties" and each, a "Party"). Capitalized terms used but not otherwise defined in this Amendment shall have respective meanings ascribed to such terms in the Shareholders' Undertaking Agreement (as defined below).

RECITALS

WHEREAS, Pegasus, Gebr. Schmid GmbH and other parties previously entered into a business combination agreement dated as of May 31, 2023, as amended from time to time (together, the "Business Combination Agreement").

WHEREAS, Pegasus, Anette Schmid and Christian Schmid previously entered into a shareholders' undertaking agreement dated as of May 31, 2023 in connection with the Business Combination Agreement (the "Shareholders' Undertaking Agreement").

WHEREAS, the Parties desire to amend certain provisions and references within the Shareholders' Undertaking Agreement on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the receipt and sufficiency of which are acknowledged, on the terms and subject to the conditions set forth in this Amendment, the Parties, intending to be legally bound, agree as follows:

1.	Amendments to the Equity Value. Effective as of the date hereof:

(a)	Recital (F) in the Preamble of the Shareholders Undertaking Agreement is hereby amended and restated in its entirety as follows (specific amended language is included in underlined and bolded text below solely for presentation purposes):

"Pegasus MergerSub Corp., a newly formed and wholly owned subsidiary of TopCo, incorporated as a Cayman Islands exempted company ("Merger Sub"), will merge with and into Pegasus with Pegasus surviving the merger and the shareholders of Pegasus receiving the merger consideration set out in the Business Combination Agreement, resulting in eligible shareholders of Pegasus being issued TopCo Shares.

On or about the closing date of the Business Combination (the "Closing Date"), the TopCo Shares will be listed on the NYSE. The (pre-closing) equity valuation of the Company, on the basis of which the Transaction is to be consummated, is a USD-equivalent of 28,725,000 shares times the price per share of Pegasus’ Class A ordinary shares five trading days before the completion of the Business Combination (the "Equity Value") (as also set forth in the exchange table exhibited as Exhibit 2 to this Agreement (the "Exchange Table" and in the BCA)."

(b)	Section 4.1 is hereby amended and restated in its entirety as follows (specific amended language is included in underlined and bolded text below solely for presentation purposes):

"This Agreement shall have effect as from the date of the amendment to this Agreement to (i) the expiry of April 30, 2024 (unless all Parties agree to extend this deadline), (ii) the termination of the BCA in accordance with its terms, or (iii) the consummation of all transactions contemplated under the BCA, whichever occurs earlier; a regular termination (ordentliche Kündigung) of this Agreement and any other right to leave the Agreement for any other reason shall be excluded to the extent legally possible."

(c)	A new Section 6 is inserted which shall read as follows (specific amended language is included in underlined and bolded text below solely for presentation purposes):

"6. Potential transfer of Company Shares by Christian Schmid to a third party

Christian Schmid is permitted to transfer up to 1.5% of the Company Shares (the "Transfer Shares") to a third party (the "Permitted Transferee") provided that the Permitted Transferee will assume all obligations currently applying to Christian Schmid with respect to the Transfer Shares under the relevant Transaction documents, including, in particular, this Agreement and the lock-up letter of Christian Schmid and Anette Schmid dated May 31, 2023, and will accede to the relevant agreements and other documents if requested by Pegasus."

(d)	Section 6 and Sections 6.1 to 6.8 are renumbered as Section 7 and Sections 7.1 to 7.8.

(e)	Exhibit 2 is hereby amended and restated in its entirety as follows (specific amended language is included in underlined and bolded text below solely for presentation purposes):

"Equity Value at Closing (illustrative at a USD 11.12 TopCo Share price times 28,725,000 TopCo Shares): USD 319.4 million.

Consideration to the Shareholders: 28,725,000 TopCo Shares, thereof (i) Anette Schmid: 24% of the Company Shares transferable into 6,894,000 TopCo Shares, (ii) Christian Schmid 24% of the Company Shares transferable into 6,894,000 TopCo Shares and (iii) Community of Heirs (Erbengemeinschaft): 52% of the Company Shares transferable into 14,937,000 TopCo Shares."

2.

Miscellaneous. The terms, conditions and provisions of the Shareholders'
Undertaking Agreement, as amended by this Amendment, remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Party under the Shareholders' Undertaking Agreement, nor constitute a waiver or amendment of any provision of the Shareholders' Undertaking Agreement.

The Parties further agree that should the risk of a material adverse tax consequence develop or become known as a result of the currently envisioned transaction structure to one or more of the Parties, they will in good faith negotiate any further amendments to the Shareholders'

Undertaking Agreement that may be needed in order to mitigate such consequence.

This Amendment may be executed in counterparts (including by means of facsimile or scanned and emailed signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Amendment to be duly executed as of the date hereof.

PEGASUS DIGITAL MOBILITY ACQUISITION CORP.

By:	/s/ F. Jeremey Mistry

Name:

Title:

[Signature Page of the Shareholders' Undertaking Agreement – First Amendment]

ANETTE SCHMID

By:	/s/ Anette Schmid

Name:

Title:

CHRISTIAN SCHMID

By:	/s/ Christian Schmid

Name:

Title:

[Signature Page of the Shareholders' Undertaking Agreement – First Amendment]